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                                                                EXHIBIT 10.30


                     FIRST AMENDMENT TO CREDIT AGREEMENT
                     -----------------------------------

     This First Amendment to Credit Agreement is made as of the 15th day of December, 1997 (the "First Amendment Effective Date"), by and among PRIME GROUP REALTY, L.P., a Delaware limited partnership (the "Borrower"), PRIME GROUP REALTY TRUST, a Maryland trust (the "Company") and BANKBOSTON, N.A. a national banking association ("BankBoston"), PRUDENTIAL SECURITIES CREDIT CORPORATION, a Delaware corporation ("Prudential"), the other lending institutions which are from time to time listed on Schedule 1, (collectively, with BankBoston and Prudential, the "Lenders") and BANKBOSTON, N.A., as agent for itself and such other lending institutions (the "Agent").

     WHEREAS, the parties hereto are parties to the certain Credit Agreement dated as of November 17, 1997 (the "Existing Agreement"); and

     WHEREAS, the parties have agreed to amend the Existing Agreement to provide for an increase in the Total Commitment from $225,000,000 to $235,000,000 and in certain other respects.

     NOW, THEREFORE, the parties hereby agree that effective upon the date hereof the Existing Agreement is amended as follows:

     1. Increase in Total Commitment. BankBoston hereby increases its Commitment to the amount shown on the revised Schedule 1.2 attached hereto. The Borrower shall execute and deliver to BankBoston a Note (the "Additional Note") in an amount equal to the difference between BankBoston's Commitment as shown on said revised Schedule 1.2 and the Note dated November 17, 1997 delivered to BankBoston at the time it became a party to the Credit Agreement. The second sentence of Section 2.3 is amended to read as follows: "One or more Notes shall be payable to the order of each Lender and the aggregate principal amount of the Notes held by each Lender shall be equal to such Lender's Commitment."

     2. Definitions: Section 1.1 of the Existing Agreement is amended to provide that the following terms shall have the following meanings and, to the extent that any of the following terms are already defined in the Existing Agreement, such definitions shall be deemed to be amended and restated by the following definitions:

     Additional Properties. Real Estate Assets which hereafter become Mortgaged Properties or Assigned Mortgage Properties pursuant to Section 5.3.

     Applicable Margin.  As of any date of determination:

     (i) 1.20%, if Total Liabilities are less than 30% of Total Adjusted Assets, or

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     (ii) 1.35%, if Total Liabilities are equal to or less than 45% of Total
Adjusted Assets but the condition set forth in clause (i) of this definition is not satisfied,

     (iii)     1.50% if Total Liabilities exceed 45% of Total Adjusted Assets.

Any change in the Applicable Margin caused by a change in ratio of Total Liabilities to Total Adjusted Assets shall become effective on the 46th day following the end of the fiscal quarter at which such ratio was computed as shown on a Compliance Certificate which reflects such change in said ratio above or below the 30% level or the 45% level. Notwithstanding anything to the contrary in this definition for so long as the Continental Towers Property is an Assigned Mortgaged Property, the Applicable Margin will be increased to 1.75% during the period from December 15, 1997 through February 14, 1998 and will be thereafter further increased to 2.00%.

     Appraised Value. The market value of each of the Mortgaged Properties, determined by the Requisite Lenders based upon the most recent Appraisals obtained pursuant to Section 5.4(b), Section 7.12 or Section 10.14. In determining Appraised Value the Requisite Lenders shall exclude any value associated with any unimproved land or unoccupied Buildings located on the applicable Mortgaged Property.

     Assigned Mortgaged Properties. The Real Estate Assets designated as such on Schedule 1.1, the Buildings thereon and all other property described in the Security Deeds relating thereto and any other Real Estate Assets, Buildings thereon and other property described in the Security Deeds assigned to the Agent pursuant to Section 5.3(c).

     Assigned Notes. The Promissory Notes secured by the Security Deeds on the Assigned Mortgaged Properties acquired by the Borrower and assigned to the Agent.

     Assigned Note Assignments. The Assignments of Liens and Documents from Borrower to the Agent pursuant to which the Assigned Notes and all related loan documents and Security Documents are assigned to the Agent.

     Borrowing Base Value. With respect to each Mortgaged Property, an amount equal to (i) two times the Net Operating Income for the most recently completed two fiscal quarters, minus the Reserve Amount for such Mortgaged Property, divided by (ii) a capitalization rate equal to 0.09 for the West Wacker Drive Property or 0.10 for any other Mortgaged Property, provided however that with respect to each Assigned Mortgaged Property, the Net Operating Income for purposes of this definition shall be the lesser of its Net Operating Income computed pursuant to the definition thereof or the actual amount of interest paid (but not prepaid) on the applicable Assigned Note during such period.

     Collateral Value. With respect to each Mortgaged Property an amount equal to the lesser of is Appraised Value or its Borrowing Base Value, provided that the Collateral Value of an Assigned Mortgaged Property shall not exceed the lesser of (i) the Borrower's net acquisition cost for the Assigned Note and related documents or (ii) the

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outstanding principal amount of the applicable Assigned Note and provided that effective on March 15, 1998 the Collateral Value of the Continental Towers Property shall become zero.

     Continental Towers Property. The Assigned Mortgaged Property known as Continental Towers located at or near Golf Road, Rolling Meadows, Illinois.

     Mortgaged Properties.  The (a) Real Estate Assets described on Schedule
1.1 hereto and such other Real Estate Assets which may be subsequently conveyed to the Agent as Additional Properties to secure the Obligations in accordance with Section 5.3 hereof, excluding from the foregoing any Real Estate Assets which the Agent may release pursuant to Section 5.5 hereof, as such Real Estate Assets are more particularly described in the Security Deeds;
(b) the Buildings and Building Service Equipment located thereon and (to the extent assignable) all Permits relating thereto; and (c) all other property incident to any of same described in any Security Document or other Loan Document. The term Mortgaged Properties also includes the Assigned Mortgaged Properties.

     Real Estate Assets. Those fixed and tangible properties consisting of land, buildings and/or other improvements owned by the Borrower, by any Guarantor, by any of the Related Companies or by any Permitted Joint Venture at the relevant time of reference thereto, including without limitation, the Mortgaged Properties, but excluding all leaseholds other than leaseholds under ground leases having an unexpired term of at least 30 years. The term Real Estate Assets also includes the properties subject to the Security Deeds relating to the Assigned Mortgaged Properties.

     Security Deeds. The mortgages and deeds of trust from the Mortgagor to the Agent pursuant to which the Mortgagor shall convey the Mortgaged Properties as security for the Obligations and the mortgages which secure the Assigned Notes and which are assigned to the Agent pursuant to the Assigned Note Assignments.

     Security Documents. The Security Deeds, the Assignments of Leases and Rents, the Pledge Agreements and the UCC-1 financing statements, the Assigned Note Assignments and all documents securing the Assigned Notes assigned thereby.

     Total Adjusted Assets. The sum of (i) the assets classified as cash or cash equivalents on the consolidated balance sheet of Borrower prepared in accordance with Generally Accepted Accounting Principles as of the end of the most recent fiscal quarter (including any restricted cash other than tenant deposits), plus (ii) the product of (a) EBITDA for the most recent two fiscal quarters, times (b) two, divided by (c) 0.0975. EBITDA used to compute Total Adjusted Assets will be computed on a pro forma basis as though the assets reflected on the consolidated balance sheet of Borrower prepared in accordance with Generally Accepted Accounting Principles as of the end of the most recent fiscal quarter had been owned since the first day of the applicable period of two fiscal quarters and as though all assets disposed of prior to the date of such balance sheet had been disposed of prior to the first day of the applicable period of two fiscal quarters

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     3.   Amendment to Section 5.3. Section 5.3 is hereby amended and restated
to read as follows:

     Section 5.3.   Additional Properties.

          (a) A Real Estate Asset owned by the Borrower or by a Guarantor may become an additional Mortgaged Property if (i) the Requisite Lenders, in their sole discretion, approve such Real Estate as being eligible to become a Mortgaged Property and (ii) all of the conditions set forth in Section 5.4 are satisfied with respect to such Real Estate Asset. Borrower shall provide the Agent with a notice of each proposed Additional Property describing such property, its estimated value and its estimated net operating income together with a current rent roll and the most current operating statements available with respect thereto. If the Agent determines that additional information is needed to sufficiently describe such property, it may request a supplemental notice from the Borrower containing such additional information. When such notice is satisfactory to the Agent, it shall send a copy to each Lender and any Lender which fails to notify the Agent of its objection within five (5) Business Days after its receipt of such notice shall be deemed to have granted its approval of the eligibility of such Real Estate Asset to become an Additional Property. In the event that the Requisite Lenders grant such approval and all of the conditions set forth in Section 5.4 are satisfied, the Agent shall notify the Borrower and within ten (10) days thereafter the Borrower and the Company shall execute and deliver an Indemnity Agreement and the Mortgagor shall execute and deliver to the Agent a Security Deed, an Assignment of Rents and Leases and UCC-1 financing statements, which Security Documents shall be in substantially the form of the Security Documents executed and delivered herewith with such changes as the Agent may deem desirable to address the laws of the State where the Additional Property is located or the factual circumstances of the Additional Property. Such Additional Properties shall be deemed to be Mortgaged Properties upon the recording and filing of such Security Documents and the Agent's receipt of satisfactory evidence thereof.

          (b) After the Continental Towers Property has been released as an Assigned Mortgaged Property pursuant to Section 5.5, another Real Estate Asset may become an Assigned Mortgaged Property if (i) the Requisite Lenders, in their sole discretion, approve such Real Estate Asset as being eligible to become an Assigned Mortgaged Property, (ii) the Requisite Lenders, in their sole discretion, approve the terms and conditions of the proposed Assigned Note and related documents and (iii) all conditions set forth in Section 5.4 are satisfied with respect to such Real Estate Asset. If the Requisite Lenders grant such approvals, then upon satisfaction of the conditions set forth in Section 5.4 and execution and delivery of the Assigned Note Assignment, the original of the Assigned Note endorsed to the Agent and all other documents required by the Agent in connection therewith, the Agent shall revise Schedule 1.1 to include such Additional Property as an Assigned Mortgaged Property. At any time there shall be no more than one Assigned Mortgaged Property hereunder.

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          (c)  The Agent and the Lead Lenders shall use their best efforts to complete their review of the documents submitted with respect to each Additional Property and notify the Borrower as to whether the conditions in
Section 5.4 are satisfied with ten (10) Business Days after receipt of the last of the items required pursuant to Section 5.4.

     4. Amendment to Section 5.5. Section 5.5 is hereby amended and restated to read as follows:

     Section 5.5. Release of Mortgaged Properties. The Borrower may request that the Agent release any Mortgaged Property from the lien of the Security Documents and the Agent shall grant such requested release provided that (i) the requested release is consented to by the Requisite Lenders and (ii) there is then no continuing Default or Event of Default under this Agreement and the requested release will not result in any Default or Event of Default under this Agreement and the Borrower delivers to the Agent a pro-forma Compliance Certificate reasonably satisfactory to the Agent demonstrating that the requested release will not result in a violation of any of the covenants in
Section 9. Each Lender agrees to respond to any such request for Requisite Lender consent within five (5) business days and agrees to not unreasonably withhold its consent. The Borrower may request releases of a portion of a Mortgaged Property consisting of undeveloped land to be developed by Borrower or sold provided that in addition to the requirements set forth above, the Borrower shall also submit such additional information as may be reasonably requested by the Agent including, without limitation, (i) an updated survey and endorsements to the Title Policy; (ii) an updated Appraisal of the remaining portion of the Mortgaged Property and (iii) evidence that the division of the Mortgaged Property pursuant to the requested release will not result in violation of any zoning ordinance or other applicable laws and ordinances. If the Borrower shall request the release of any Mortgaged Property which is adjacent to any other Mortgaged Property which is not to be simultaneously released, the Agent may require the establishment of appropriate easements and maintenance agreements satisfactory to the Agent relating to any shared utilities, drainage facilities, access drives or walks, parking areas or other shared facilities.

     5. Amendment to Section 8.3 (e). Section 8.3 (e) is hereby amended and restated to read as follows:

          (e) Investments made in the ordinary course of the Borrower's business, in (i) any mortgages the acquisition of which is expressly approved by the Requisite Lenders, (ii) mortgages and notes receivable having an aggregate principal amount, exclusive of any investments in mortgages which may have been so expressly approved by the Requisite Lenders of not more than $25,000,000, (iii) Permitted Joint Ventures (to the extent permitted by
Section 8.4(a)), or (iv) Interest Rate Contracts;

     6. Amendment to Section 9.1. Section 9.1 is hereby amended and restated to read as follows:

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     Section 9.1.   Collateral Value.  The Borrower will not at any time
permit the Outstanding Principal Amount to exceed the sum of (i) sixty percent (60%) of the total of the Collateral Values of the Mortgaged Properties other than the Assigned Mortgaged Properties plus (ii) fifty percent (50%) of the total of the Collateral Values of the Assigned Mortgaged Properties.

     7. Updated Schedules to Credit Agreement. The following Schedules to the Credit Agreement are hereby updated, supplemented or replaced as follows:

          (a)  Schedule 1.1 is replaced by Schedule 1.1 attached hereto.

          (b)  Schedule 1.2 is replaced by Schedule 1.2 attached hereto.

          (c)  Schedule 1.3 is replaced by Schedule 1.3 attached hereto.

          (d)  Schedule 1.4 is replaced by Schedule 1.4 attached hereto.

          (e)  Schedule 5.3(b) is hereby deleted.

          (f)  Schedule 6.18 is replaced by Schedule 6.18 attached hereto.

          (g) Schedule 6.22(d) is replaced by Schedule 6.22(d) attached hereto.

          (h) Schedule 6.22(l) is supplemented by adding thereto the rent rolls each of the Additional Properties which have been added to Schedule 1.1 since the Effective Date of the Existing Agreement.

     8. Approval of Investments in Mortgages. Pursuant to Section 8.3(e)(ii) of the Credit Agreement the Requisite Lenders hereby approve the Borrower's Investments in the notes receivable and mortgages relating to the Continental Towers Property and relating to the property at 180 North LaSalle Street, Chicago, Illinois.

     9. Representations and Warranties. The Borrower and the Company represent and warrant that each of the representations and warranties contained in Section 6 is true, correct and complete in all material respects as of the date hereof to the same extent as though made on such date and that no Default or Event of Default has occurred and is continuing on the date hereof. The term Mortgaged Properties as used in said representations and warranties includes the Properties listed on Schedule 1.1 attached hereto.

     10. Effectiveness of Loan Documents. On the First Amendment Effective Date each Guaranty and each Security Deed shall be amended to reflect the increase of the Total Commitment and the execution and delivery of the Additional Notes. All references in the Existing Agreement to said Loan Documents shall mean and be in reference to said Loan Documents as so amended. The Borrower hereby confirms that each of the Security

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Documents shall continue to secure the payment and performance of all of the
Obligations under the Existing Agreement as amended hereby and the Borrower's obligations under the Security Documents shall continue to be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Every reference contained in the Loan Documents to the Credit Agreement shall mean and be a reference to the Existing Agreement as amended hereby and as the Credit Agreement may be further amended. Every reference contained in the Loan Documents to the Notes shall be deemed to include the Additional Notes. Except as specifically amended by this Amendment, the Existing Agreement and each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     11. Miscellaneous. This Amendment shall be governed by, interpreted and construed in accordance with all of the same provisions applicable under the Existing Agreement including, without limitation, all definitions set forth in
Section 1.1, the rules of interpretation set forth in Section 1.2, the provisions relating to governing law set forth in Section 20, the provisions relating to counterparts in Section 22 and the provision relating to severability in Section 26.

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     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

WITNESS:                           BANKBOSTON, N.A.


                                   By:  /s/ Lori Y. Litow
-------------------------               -----------------------
                                        Lori Y. Litow
                                        Its: Vice President

                                   PRUDENTIAL SECURITIES CREDIT
                                   CORPORATION

/s/  Fred Robustelli               By:  /s/ George D. Morgan
-------------------------               -----------------------
                                        George D. Morgan, III
                                        Its: Vice President

                                   PRIME GROUP REALTY TRUST

                                   By:  /s/  W. Michael Karnes
-------------------------               -----------------------
                                        W. Michael Karnes
                                        Its: Executive Vice President

                                   PRIME GROUP REALTY, L.P.

                                   By:  PRIME GROUP REALTY TRUST,
                                      its managing general partner

                                   By:  /s/  W. Michael Karnes
-------------------------               -----------------------
                                        W. Michael Karnes
                                        Its: Executive Vice President

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